Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Form S-1 of our report dated April 15, 2025, relating to the financial statements of Rain Enhancement Technologies, Inc. as of and for the years ended December 31, 2024 and 2023, which is contained in that Prospectus.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, NY

April 17, 2025